                                   EXHIBIT 15B
           ACKNOWLEDGEMENT OF INDEPENDENT CERTIFIED PUBLC ACCOUNTANTS

James A. Moyers, CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby acknowledge awareness of the use of the unaudited interim reports for the quarters ended May 31, 2001, February 28, 2001, and August 31, 2000 of TBX
Resources, Inc. in the S-8 Registration Statement dated July 3, 2001 of TBX
Resources, Inc.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants

July 2, 2001
Dallas, Texas